ASHER ENTERPRISES, INC.
1000 NORTH WEST STREET, SUITE 1200
WILMINGTON, DELAWARE 19801
PHONE 302-295-5078 • FAX 302-295-4801

November 29, 2012

Silver Dragon Resources Inc.
200 Davenport Road
Toronto, Ontario
Canada, M5J 1R2
Attn: Marc M. Hazout

Re: Payoff

Ladies and Gentlemen:

Reference is made to the notes and other agreements identified on Schedule 1 attached hereto (the "Note Documents") and each other contract, agreement, arrangement or obligation between Silver Dragon Resources, Inc., a Delaware corporation ("Silver Dragon") and Asher Enterprises, Inc., a Delaware corporation ("Asher Enterprises") (the "Related Agreements" and, together with the Note Documents, the "Transaction Documents").

Asher Enterprises has agreed to accept as payment in full of any and all obligations due and owing under the Transaction Documents an amount equal to Ninety Three Thousand Five Hundred Dollars and Zero Cents ($93,500.00) (the "Payoff Amount"), so long as such payment is made by 3:00 pm (eastern time) on or before March 31, 2013 (the "Payoff Date") by wire transfer of freely and immediately available federal funds to the following account:

KK

Capital One Bank
Great Neck, New York 11021
Asher Enterprises, Inc.
1000 North West Street, Suite 1200
Wilmington, Delaware 19801
ABA#: 021407912
Account No.: [ ]

Upon and effective as of the receipt of the Payoff Amount, Asher Enterprises confirms that (a) any and all principal, interest, fees, and other expenses or amounts (including without limitation any "Default Sum") due, owing or payable, or to become due, owing or payable, arising under or in connection with the Note Documents and the other Transaction Documents shall be deemed paid in full, (b) any and all obligations of Silver Dragon under the Note Documents and the other Transaction Documents (the "Obligations") shall be fully paid and discharged, and the Note Documents and other Transaction Documents shall be fully satisfied, released and terminated, (c) all guarantees, security interests and other liens granted in favor of Asher Enterprises as security for the Obligations shall be fully satisfied, released and terminated, and (d) Asher Enterprises shall have no further rights or obligations arising under or in connection with the Notes and other Transaction Documents, including any rights of conversion.

In consideration of the foregoing, during the period from the date of this letter agreement up to and including the Payoff Date, Asher Enterprises agrees to forbear from exercising any right or remedy in respect of the Note Documents or any other Transaction Document, including without limitation any right to conversion, right to delivery of shares, right to assignment, purchase right or any remedy arising as the result of any default or event of default, in each case whether now existing or hereinafter arising. So long as the Payoff Amount has been received as provided herein, Asher Enterprises agrees, at the sole cost and expense of Silver Dragon, to execute, acknowledge, and deliver such other documents and instruments as may be reasonably requested by Silver Dragon (or any designee thereof) from time to time after the date hereof to effectuate, or reflect of public record, the payoff contemplated herein, including the release and discharge of any and all liens and security interests securing the Obligations, and provide to Silver Dragon (or any designee thereof) evidence of termination of the Note Documents and any other Transaction Document and any such liens and security interests.

Each of Silver Dragon and Asher Enterprises hereby releases, discharges and acquits forever the other party and any of its officers, trustees, agents, employees and counsel (in each case, past, present or future) from any and all liabilities, claims, defenses, demands, actions, causes of action, judgments, deficiencies, interest, liens, costs, or expenses (including court costs, penalties, attorneys' fees and disbursements and amounts paid in settlement) of any kind and character whatsoever, including claims for usury, breach of contract, breach of commitment, negligent misrepresentation or failure to act in good faith, in each case whether now known or unknown, suspected or unsuspected, asserted or unasserted or primary or contingent, arising out of written documents, underwritten undertakings, course of conduct, tort, violations of laws or regulations or otherwise, with respect to the Note Documents, any other Transaction Document and the transactions arising or contemplated thereunder, existing as of or arising on or prior to the effective date of this letter agreement, in each case other than claims arising by any breach of the Asher Enterprise's obligations under this letter agreement. Notwithstanding any provision of this letter agreement, this release shall remain in full force and effect and shall survive the delivery of this letter agreement. The releases referenced in this paragraph shall only become effective upon receipt and collection of the Payoff Amount set forth in this letter by Asher Enterprises on or before the Payoff Date.

This letter agreement supersedes any and all prior discussions and correspondence regarding the Payoff Amount. This letter agreement (x) shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to principles of conflicts of law, (y) sets forth the entire agreement among the parties relating to the subject matter pertaining hereto, and no term or provision hereof may be amended, changed, waived, discharged or terminated orally or otherwise, except in writing signed by each such party, and (z) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

The effectiveness of the agreements of Asher Enterprises set forth in this letter is subject to the execution and delivery by Silver Dragon of counterparts of this letter. Unless the agreements of Asher Enterprises set forth in this letter have become effective and the payment of

the Payoff Amount shall have been made on or before the Payoff Date, the agreements of Asher Enterprises set forth in this letter agreement shall be deemed canceled.

This letter and the acknowledgment hereto may be executed in any number of counterparts, each of which when executed and delivered by facsimile transmission or other electronic transmission (e.g. a "pdf" or "tif") or otherwise shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[The next page is the signature page.]

Very truly yours,

ASHER ENTERPRISES, INC.

By: ____________________
Name: Curt Kramer
Title: president

AGREED TO AND ACKNOWLEDGED:

SILVER DRAGON RESOURCES, INC.

By: ____________________
Name: MARC HAZOUT
Title: PRESIDENT AND CEO

Schedule 1
to Payoff Letter

Note Documents

1. Securities Purchase Agreement dated as of June 18, 2010 between Silver Dragon and Asher Enterprises.

2. Convertible Promissory Note dated as of June 18, 2010 in the original principal amount of $75,000 issued by Silver Dragon in favor of Asher Enterprises.

3. Securities Purchase Agreement dated as of July 20, 2010 between Silver Dragon and Asher Enterprises.

4. Convertible Promissory Note dated as of July 20, 2010 in the original principal amount of $45,000 issued by Silver Dragon in favor of Asher Enterprises.

5. Securities Purchase Agreement dated as of November 9, 2010 between Silver Dragon and Asher Enterprises.

6. Convertible Promissory Note dated as of November 9, 2010 in the original principal amount of $50,000 issued by Silver Dragon in favor of Asher Enterprises.

7. Securities Purchase Agreement dated as of January 11, 2011 between Silver Dragon and Asher Enterprises.

8. Convertible Promissory Note dated as of January 11, 2011 in the original principal amount of $65,000 issued by Silver Dragon in favor of Asher Enterprises.

9. Securities Purchase Agreement dated as of March 1, 2011 between Silver Dragon and Asher Enterprises.

10. Convertible Promissory Note dated as of March 1, 2011 in the original principal amount of $55,000 issued by Silver Dragon in favor of Asher Enterprises.

11. Securities Purchase Agreement dated as of April 8, 2011 between Silver Dragon and Asher Enterprises.

12. Convertible Promissory Note dated as of April 8, 2011 in the original principal amount of $50,000 issued by Silver Dragon in favor of Asher Enterprises.

13. Securities Purchase Agreement dated as of August 24, 2011 between Silver Dragon and Asher Enterprises.

14. Convertible Promissory Note dated as of August 24, 2011 in the original principal amount of $55,000 issued by Silver Dragon in favor of Asher Enterprises.

15. Securities Purchase Agreement dated as of November 30, 2011 between Silver Dragon and Asher Enterprises.

16. Convertible Promissory Note dated as of November 30, 2011 in the original principal amount of $75,000 issued by Silver Dragon in favor of Asher Enterprises.

17. Securities Purchase Agreement dated as of January 27, 2012 between Silver Dragon and Asher Enterprises.

18. Convertible Promissory Note dated as of January 27, 2012 in the original principal amount of $42,500 issued by Silver Dragon in favor of Asher Enterprises.

19. Securities Purchase Agreement dated as of March 15, 2012 between Silver Dragon and Asher Enterprises.

20. Convertible Promissory Note dated as of March 15, 2012 in the original principal amount of $51,000 issued by Silver Dragon in favor of Asher Enterprises.

21. Securities Purchase Agreement dated as of May 16, 2012 (the "May SPA" and, together with the March SPA, the "SPAs") between Silver Dragon and Asher Enterprises.

22. Convertible Promissory Note dated as of May 16, 2012 in the original principal amount of $42,500 issued by Silver Dragon to Asher Enterprises.

23. All security agreements, pledge agreements, security documents, guaranties and other notes issued in connection with any of the foregoing.